UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2014, ACRE Commercial Mortgage 2014-FL2 Ltd. (the “Issuer”) and ACRE Commercial Mortgage 2014-FL2 LLC (the “Co-Issuer”), both wholly owned indirect subsidiaries of Ares Commercial Real Estate Corporation (the “Company”) entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association, as advancing agent and note administrator (“Wells Fargo”) and Wilmington Trust, National Association as trustee, which governs the issuance of approximately $346.1 million principal balance secured floating rate notes (the “Notes”) and $32.7 million of preferred equity in the Issuer.

The Notes are collateralized by interests in a pool of 15 mortgage assets having a total principal balance of up to $378.8 million (the “Mortgage Assets”) originated or to-be originated by a subsidiary of the Company.

The sale of the Mortgage Assets to the Issuer is governed by a Mortgage Asset Purchase Agreement (the “Mortgage Asset Purchase Agreement”) between ACRC Lender LLC, a wholly owned subsidiary of the Company (“Seller”) and the Issuer, and acknowledged by the Company solely for purposes of confirming its status as a REIT, in which the Seller made certain customary representations, warranties and covenants.

In connection with the securitization, the Issuer and Co-Issuer offered and sold the following classes of Notes: Class A, Class A-S, Class B, Class C and Class D Notes (collectively, the “Offered Notes”) to third parties.  A wholly owned subsidiary of the Company retained approximately $37.4 million of the Notes and all of the preferred equity in the Issuer.

The aggregate principal balance of the Offered Notes is approximately $308.7 million and the initial weighted average coupon of the Offered Notes is LIBOR plus 1.445%.  The initial note balance,  interest rate and expected weighted average life of the Offered Notes are as follows:

Class	Initial Note Balance	Interest Rate(1)	Expected Weighted Average Life (Yrs.)(2)

Class A	$223,857,000	LIBOR + 1.00%	2.35
Class A-S	10,038,000	LIBOR + 1.45%	2.67
Class B	18,465,000	LIBOR + 2.05%	2.71
Class C	24,147,000	LIBOR + 2.50%	2.75
Class D	32,196,000	LIBOR + 3.40%	2.94

(1)           The Offered Notes bear interest at variable rates.  If the notes are outstanding beyond September 2019, the interest rates set forth above are subject to an increase by 0.25% on the Class A Notes and 0.50% on the Class A-S, B, C and D Notes commencing in September 2019.

(2)           The expected weighted average life with respect to each class of Offered Notes is based on (i) certain modeling assumptions by the Company and (ii) the assumption that there are no prepayments, deferred and capitalized interest, defaults, extensions or delinquencies.  There can be no assurances that such assumptions will be met.

The proceeds from the sale of the Offered Notes, net of expenses, were approximately $305.0 million. A portion of net proceeds are held by the Issuer to fund one to-be closed Mortgage Asset and certain future funding obligations related to the Mortgage Assets.  The Company used the remainder of the net proceeds to repay outstanding amounts under its secured funding facilities and for general working capital.

The foregoing discussion of the Indenture and the Mortgage Asset Purchase Agreement does not purport to be a complete description of the terms of such agreements and is qualified in its entirety by reference to (i) the Indenture, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and (ii) the Mortgage Asset Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, both of which are incorporated herein by reference.

Certain statements contained in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition, and such statements are intended to be covered by the safe harbor provided by the same. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein, whether as a result of new information, future events or otherwise, except as required by law.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1

Indenture dated as of August 15, 2014 among ACRE Commercial Mortgage 2014-FL2 Ltd, as issuer, ACRE Commercial Mortgage 2014-FL2 LLC as co-issuer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as note administrator, paying agent, calculation agent, transfer agent, authentication agent and custodian, and Wells Fargo Bank, National Association, as advancing agent

10.2	Mortgage Asset Purchase Agreement dated as of August 15, 2014 between ACRC Lender LLC, as seller and ACRE Commercial Mortgage 2014-FL2 Ltd., as issuer, and agreed and acknowledged by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: August 19, 2014

	By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Vice President and Secretary

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